UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 7th Avenue, 4th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 13, 2013, Snap Interactive, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to (i) elect one director to serve until the 2014 Annual Meeting or until his successor is elected and qualified (“Proposal 1”), (ii) to hold an advisory vote to approve executive compensation (“Proposal 2”), (iii) to hold an advisory vote to determine the frequency of future advisory votes on executive compensation (“Proposal 3”) and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (“Proposal 4”).  For more information about the foregoing proposals, see the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2013, the relevant portions of which are incorporated herein by reference.

The table below shows the final results of the voting at the Annual Meeting:

Proposal 1	Votes Cast For	Votes Withheld			Broker Non-Votes
Clifford Lerner	30,718,308	31,228			6,756,496

	Votes Cast For	Votes Cast Against		Abstain	Broker Non-Votes
Proposal 2	30,482,773	63,223		203,540	6,756,496

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Proposal 3	1,230,428	43,120	29,222,308	253,680	6,756,496

	Votes Cast For	Votes Cast Against		Abstain	Broker Non-Votes
Proposal 4	37,496,257	8,775		1,000	-

At the Annual Meeting the Company's stockholders approved, on an advisory basis, a three-year frequency for future shareholder advisory votes on executive compensation. In light of the outcome of the advisory vote by the Company’s stockholders, the Company has determined to include an advisory vote to approve executive compensation in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 14, 2013
SNAP INTERACTIVE, INC.

		By:	/s/ Clifford Lerner
Clifford Lerner
President and Chief Executive Officer